CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF OBJECT DESIGN, INC.

   Object Design, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by unanimous written consent of the Board of Directors of said corporation resolutions were duly adopted proposing and declaring advisable that the Amended and Restated Certificate of Incorporation of said corporation (the "Certificate of Incorporation") be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

         RESOLVED:   That the Board of Directors hereby resolves and declares it advisable  that the Amended  and  Restated  Certificate  of
                     Incorporation   of   the   Corporation   ("Certificate   of
                     Incorporation")  be  further  amended by  deleting  the old
                     Article First and inserting a new Article First in its stead which shall be and read as follows in its entirety:

                     FIRST:   The name of the corporation (the "Corporation") is
                     eXcelon Corporation.

         RESOLVED:   That the foregoing  proposed amendment of the Corporation's
                     Certificate of Incorporation be submitted for consideration of the stockholders.

         RESOLVED:   That following the stockholders' approval of such amendment as required by law, the officers of the Corporation be, and they hereby are, and each of them acting  singly hereby is, authorized, for and on behalf of the Corporation and in its name,  (a) to execute and file with the  Secretary of State of the State of  Delaware a  Certificate  of  Amendment  of
                     Certificate of  Incorporation  of the  Corporation  setting
                     forth  such   amendment   in  the  form   approved  by  the
                     stockholders and (b) to take any and all other actions necessary or appropriate to give effect to such amendment.

SECOND: That thereafter, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the Certificate of Incorporation of the Corporation were voted in favor of the aforesaid amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment shall become effective at 12:01 a.m. on January 31, 2000.

         IN  WITNESS  WHEREOF,   said  Object  Design,   Inc.  has  caused  this
certificate to be signed by Robert N. Goldman, its Chairman and President, this 27th day of January, 2000.

                                                     OBJECT DESIGN, INC.


                                                     By: /s/ Robert N. Goldman
                                                        ------------------------
                                                        Its President